NEWS RELEASE

1653 East Maple Road	● Troy, MI 48083	CONTACT: Mary Ann Victor,
Phone: (248) 689-3050	● Fax: (248) 689-4272	Vice President and Chief Administrative Officer,
www.somanetics.com		Extension 5803
William Iacona, CFO, Extension 5819

FOR IMMEDIATE RELEASE

SOMANETICS REPORTS RECORD NET REVENUES AND INCOME BEFORE
INCOME TAXES FOR FOURTH QUARTER AND FISCAL 2008

Company Announces Acquisition of ICU Data Systems, Inc.

TROY, Mich., Jan. 21 /PRNewswire-FirstCall/--

Fourth Quarter Highlights

•	Record net revenues of $13.7 million, up 21 percent.

•	Record income before income taxes of $5.1 million, up 14 percent.

•	Net income of $3.3 million, up 19 percent; $0.25 per diluted share.

Fiscal 2008 Highlights

•	Record net revenues of $47.5 million, up 23 percent.

•	Record income before income taxes of $16.4 million, up 10 percent.

•	Record net income of $10.4 million, up 8 percent; $0.76 per diluted share.

•	Gross margin 87 percent for fiscal 2008 and the fourth quarter.

•	Launched its INVOS Cerebral/Somatic Oximeter in the neonatal intensive care unit. Combined pediatric and neonatal sensor revenue was $10.9 million in 2008, up 52 percent.

•
Expanded labeling for the INVOS System to allow its use to monitor changes in oxygen saturation in any tissue beneath the sensor.  In the neonatal patient, customers are placing sensors over various vital organs, such as the brain, kidneys and bowel.

•	Acquired ICU Data Systems, Inc. of Gainesville, Fla., a company developing a technology to integrate data from bedside devices into a single display for comparison, data management and data storage.

Somanetics Corporation (Nasdaq: SMTS) today reported financial results for the fourth fiscal quarter and year ended November 30, 2008.

“We achieved our fifth consecutive year of strong growth in revenue and income before income taxes in 2008, reflecting continued market adoption of our INVOS System,” said Bruce Barrett, Somanetics' president and CEO.  “The more compelling results in 2008 were strategic achievements that create major new opportunities for our business.  Our entry into the neonatal ICU and expansion of our labeling more than double the size of our addressable market for the INVOS System.  Inclusion of cerebral oximetry in the STS Database puts us on a course that can result in practice standards that establish the technology as standard of care in adult cardiac surgeries.  And, the acquisition of ICU Data Systems provides us an additional means to advance and differentiate our INVOS product offering as well as a new product with significant revenue potential.”

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We are accelerating investments to capitalize on these new opportunities in the neonatal ICU and with the ICU Data Systems technology, said Barrett.  However, we expect the economic downturn to limit capital spending and slow adoption of new technologies, constraining revenue growth in the near term.

Fourth Quarter Results

Net revenues for the fourth quarter of 2008 increased 21 percent to a record $13.7 million from $11.3 million in the same period of 2007.  U.S. net revenues increased 16 percent to $11.0 million from $9.5 million in the same period of 2007.  International net revenues increased 51 percent to $2.7 million compared to $1.8 million in the fourth quarter of 2007.

Gross margin was 87 percent compared to 88 percent in the fourth quarter of 2007.

Fourth quarter income before income taxes was a record $5.1 million, compared to $4.5 million in the fourth quarter of 2007.  Net income in the fourth quarter of fiscal 2008 was $3.3 million, or $0.25 per diluted share.

Fiscal Year 2008 Results

Fiscal year 2008 net revenues increased 23 percent to a record $47.5 million from $38.6 million a year ago.  U.S. net revenues increased 21 percent to $38.0 million and international net revenues increased 34 percent to $9.4 million.

Gross margin was 87 percent, compared to 88 percent in 2007.  Income before income taxes increased to a record $16.4 million from $14.9 million in 2007 and net income was a record $10.4 million, or $0.76 per diluted share.  Somanetics recognized income taxes at an estimated effective tax rate of 36 percent for 2008.

Somanetics ended fiscal 2008 with cash, marketable securities and long-term investments of $70.0 million and no borrowings.

Somanetics Acquires ICU Data Systems, Inc.

In November 2008, Somanetics acquired substantially all of the assets of Gainesville, Fla.-based ICU Data Systems, Inc., a technology development company, for approximately $2 million in cash plus the assumption of minimal specified liabilities.

ICU Data Systems has developed a patented technology that integrates data from a broad array of hospital bedside devices, such as physiological monitors, ventilators and infusion devices, into a single bedside display for comparison, data management and storage.  The patent underlying the technology was licensed from the University of Florida College of Medicine and Engineering and expires in 2023.

The data integration technology offers Somanetics customers several benefits, including the ability to easily customize the presentation of data from various bedside devices for comparison on the same display and on the same timeline.  Once data from various devices are integrated, customers can also customize the calculation and display of derived parameters, or calculated parameters based on the combination of two or more discrete parameters.

SOMANETICS REPORTS FISCAL 2008 RESULTS / 3

In addition, customers can create user-defined, automated event marks and alerts.  All resulting information can be stored for inclusion in the patient record and clinical research.

Somanetics plans to further develop and launch its newly-acquired data integration technology as a stand-alone device in mid-2009.  The INVOS System is one of many devices whose data can be integrated into the stand-alone device.  To support the addition of the derived parameter features to the system, the Company will pursue a new FDA 510(k) clearance in 2009.  In addition, the Company will invest to combine the ICU Data Systems and INVOS System technologies in a single product for launch in the second half of 2010.

“There is an important unmet clinical need in the acute care setting for a more intelligent approach to data integration, presentation and management to support clinical decision making and research,” Barrett said.  “We believe this new technology will differentiate our INVOS System, and accelerate understanding and adoption of the INVOS System and provide us with a new revenue generating product.”

Somanetics plans to account for the acquisition by allocating the purchase price to an intangible technology asset of approximately $246,000, which will be amortized over 20 years, with almost all of the balance allocated to Goodwill.  In 2009, Somanetics plans to invest approximately $2 million in the product development and launch of the stand-alone system and further development of the technology integrated with the INVOS System.  The Company believes the acquisition will be accretive to earnings in 2010.

Neonatal ICU Market Entry

Somanetics obtained FDA clearance to expand its labeling for the INVOS System to support its entry into the neonatal ICU, which began in the first half of 2008.  The new labeling provides for monitoring any tissue beneath the sensor.  In neonates, the tissues beneath the sensor can be vital organs, like the kidney and bowel.  Many clinicians in the neonatal ICU apply the INVOS technology to assess changes in kidney and/or bowel oxygen saturation in addition to cerebral oxygen saturation.  Somanetics estimates that its entry into the neonatal ICU more than doubles the addressable market for the INVOS System.

Somanetics is supporting its marketing initiatives with clinical research related to the use of the INVOS System in the neonatal ICU.  Such research has shown that placing the sensors over the abdomen and flank provides important information about the bowels and kidney, respectively.  During the first half of 2009, the data from many of these research projects is expected to be presented at various medical conferences and create significant interest in the INVOS System.

Somanetics also is sponsoring medical education and quality improvement initiatives, particularly quality programs relating to applications of the INVOS System in the neonatal ICU.

We have an opportunity to make an important contribution to the care of these most vulnerable of patients in the neonatal ICU, Barrett said.  We believe the combination of the INVOS System and the ICU Data Systems technology, along with our evidence-based approach, intellectual property and medical education support, position us to lead this market.

SOMANETICS REPORTS FISCAL 2008 RESULTS / 4

Sales and Marketing Developments

In the U.S., Somanetics plans to significantly increase its investment in medical education to develop the neonatal ICU market.  These plans include increasing its U.S. field clinical specialist team by 15 members in the first half of 2009 to 37 and increasing its investment in marketing and medical education focused on the neonatal ICU by approximately $1 million.  Somanetics also plans to add two new U.S. sales employees to bring the total to 33 and hire several international sales employees to support its distributors efforts with the INVOS System and to lead the launch of the new data integration technology.

In early 2008, The Society of Thoracic Surgeons (STS) began collecting cerebral oximetry information as part of its STS Adult Cardiac Surgery Database, which is used to develop practice standards intended to improve quality and safety.

“We continue to believe this data, which is expected to be reviewed, analyzed, presented and published over the next two years, and if consistent with prior data, has the potential to drive further adoption of the INVOS System in cardiac surgery and establish our technology as a standard of care for this patient population,” Barrett said.

Business Outlook

Somanetics financial guidance for fiscal year 2009 is based on market and economic conditions, including the assumption that the current economic downturn continues throughout 2009.  Current estimates reflect managements plan to invest in the clinical research, medical education and research and development projects focused on the pediatric and neonatal ICU markets, the development of the ICU Data Systems technology and the addition of several international sales employees.  Somanetics undertakes no obligation to update its estimates.  Somanetics is currently forecasting:

•	Fiscal 2009 net revenues of approximately $54.6 million, a 15 percent increase over 2008.

•	Gross margin of approximately 86 percent and operating margin of approximately 20 percent.

•	Fiscal 2009 income before income taxes of approximately $12 million.

Somanetics to Host Conference Call

Somanetics will web cast its fiscal 2008 conference call at 10:00 a.m. (ET) today.  To join the web cast, visit the Investor Center section of Somanetics website at www.somanetics.com and click on the 2008 Year-End Conference Call link.  The call also will be archived on the website.

SOMANETICS REPORTS FISCAL 2008 RESULTS / 5

About Somanetics

Somanetics Corporation (Nasdaq: SMTS) develops, manufactures and markets the INVOS Cerebral/Somatic Oximeter, a non-invasive patient monitoring system that continuously measures changes in the blood oxygen levels in the brain and elsewhere in the body in patients with or at risk for restricted blood flow.  Surgeons, anesthesiologists and other medical professionals can use the information provided by the INVOS System, in conjunction with other available information, to identify oxygen imbalances in tissues beneath the sensor and take necessary corrective action, potentially improving patient outcomes and reducing the costs of care.  The INVOS System has an 11-year market track record supported by more than 600 clinical references, and is used at nearly 700 U.S. hospitals.  Somanetics recently acquired ICU Data Systems Inc., a company developing a technology that integrates data from bedside devices into a single display for comparison, data management and data storage.  Somanetics supports its customers through a direct U.S. sales force and clinical education team.  Covidien markets INVOS System products in Europe, Canada, the Middle East and South Africa and Edwards Lifesciences represents INVOS System products in Japan.  For more information visit www.somanetics.com.

Safe-Harbor Statement

Except for historical information contained herein, the matters discussed in this news release, including financial guidance for fiscal year 2009, are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties.  Actual results may differ significantly from results discussed in the forward-looking statements and may be affected by, among other things, economic conditions in general and in the healthcare market, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the Cerebral Oximeter and disposable sensors, our dependence on distributors for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, changes in our deferred tax assets, future equity compensation expenses, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, the lengthy sales cycle for our products, sales employee turnover, changes in our actual or estimated future taxable income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others patents and the other factors set forth from time to time in Somanetics Securities and Exchange Commission filings, including Somanetics 2007 Annual Report on Form 10-K filed on February 6, 2008 and its 2008 Quarterly Reports on Form 10-Q filed on April 2, 2008, June 30, 2008 and September 30, 2008, respectively.

(Tables to follow)

SOMANETICS REPORTS FISCAL 2008 RESULTS / 6

BALANCE SHEETS

	November 30,
	2008	2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,166,141	$33,172,977
Marketable securities	19,992,545	18,978,074
Accounts receivable	7,862,103	7,486,571
Inventory	2,960,422	1,998,284
Prepaid expenses	597,460	560,885
Accrued interest receivable	16,667	551,117
Deferred tax asset current	164,615	3,069,929
Total current assets	68,759,953	65,817,837
PROPERTY AND EQUIPMENT:
Demonstration and no capital cost sales equipment at customers	3,919,296	3,386,287
Machinery and equipment	1,638,597	1,531,387
Furniture and fixtures	504,485	307,919
Leasehold improvements	197,450	196,700
Total	6,259,828	5,422,293
Less accumulated depreciation and amortization	(3,418,697)	(2,931,596)
Net property and equipment	2,841,131	2,490,697
OTHER ASSETS:
Long-term investments	12,837,710	33,653,099
Deferred tax asset non-current	1,587,977	3,004,755
Intangible assets, net	246,318	3,097
Goodwill	1,679,713
Other	15,000	15,000
Total other assets	16,366,718	36,675,951
TOTAL ASSETS	$87,967,802	$104,984,485

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,271,058	$1,118,003
Accrued liabilities	1,848,672	1,701,481
Total current liabilities	3,119,730	2,819,484
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS EQUITY:
Preferred shares; authorized, 1,000,000 shares of $.01 par value; no shares issued or outstanding
Common shares; authorized, 20,000,000 shares of $.01 par value; issued and outstanding, 12,034,074 shares at November 30, 2008, and 13,443,961 shares at November 30, 2007	120,341	134,440
Additional paid-in capital	91,330,305	119,079,383
Accumulated deficit	(6,602,574)	(17,048,822)
Total shareholders equity	84,848,072	102,165,001
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$87,967,802	$104,984,485

SOMANETICS REPORTS FISCAL 2008 RESULTS / 7

STATEMENTS OF OPERATIONS
	For the Years Ended November 30,
	2008	2007

NET REVENUES	$47,455,617	$38,585,832
COST OF SALES	6,249,256	4,726,146
Gross margin	41,206,361	33,859,686

OPERATING EXPENSES:
Research, development and engineering	1,259,227	668,815
Selling, general and administrative	26,166,120	22,269,184
Total operating expenses	27,425,347	22,937,999

OPERATING INCOME	13,781,014	10,921,687

OTHER INCOME:
Interest income	2,629,967	4,008,537
Total other income	2,629,967	4,008,537
INCOME BEFORE INCOME TAXES	$16,410,981	$14,930,224

INCOME TAX EXPENSE	(5,964,734)	(5,247,943)

NET INCOME	$10,446,247	$9,682,281

NET INCOME PER COMMON SHARE - BASIC	$.82	$.73
NET INCOME PER COMMON SHARE - DILUTED	$.76	$.67
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING BASIC	12,671,452	13,213,428
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DILUTED	13,671,730	14,384,445

SOMANETICS REPORTS FISCAL 2008 RESULTS / 8

STATEMENTS OF OPERATIONS

	For the Fourth Quarter Ended November 30,
	2008	2007

NET REVENUES	$13,654,292	$11,275,273
COST OF SALES	1,835,318	1,338,888
Gross margin	11,818,974	9,936,385

OPERATING EXPENSES:
Research, development and engineering	364,654	233,370
Selling, general and administrative	6,742,584	6,234,820
Total operating expenses	7,107,238	6,468,190

OPERATING INCOME	4,711,736	3,468,195

OTHER INCOME:
Interest income	432,687	1,033,702
Total other income	432,687	1,033,702
INCOME BEFORE INCOME TAXES	$5,144,423	$4,501,897

INCOME TAX EXPENSE	(1,825,311)	(1,702,312)

NET INCOME	$3,319,112	$2,799,585

NET INCOME PER COMMON SHARE - BASIC	$.28	$.21
NET INCOME PER COMMON SHARE - DILUTED	$.25	$.19
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING BASIC	12,012,096	13,331,076
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DILUTED	13,071,397	14,542,444